Exhibit 99.2

REVOCABLE PROXY

THE FARMERS SAVINGS BANK

111 W. Main St.

Spencer, Ohio 44275

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 4, 2025.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE FARMERS SAVINGS BANK.

The undersigned, having received notice of the Special Meeting of Shareholders of The Farmers Savings Bank to be held at 2:00 p.m. local time on Tuesday, November 4, 2025, at Farmers’ main office located at 111 W. Main St., Spencer, Ohio 44275 (the “Special Meeting”), hereby designates and appoints Thomas W. Lee and Reid A. Firestone, and each of them individually, as attorneys and proxies for the undersigned, each with full power of substitution, to represent and to vote all of the common shares of The Farmers Savings Bank (“Farmers”) that the undersigned is entitled to vote at the Special Meeting or at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Special Meeting.

The Board of Directors of Farmers recommends that you vote “FOR” Proposals 1 and 2.

PLEASE MARK VOTES LIKE THIS	☒

1.	To adopt and approve the Agreement and Plan of Merger dated as of July 10, 2025, by and among Civista Bancshares, Inc., Civista Bank and Farmers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Such other matters which may properly be presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

IF PROPERLY EXECUTED AND RETURNED TO FARMERS, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FARMERS. AT THIS TIME, THE BOARD OF DIRECTORS OF FARMERS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

SEE REVERSE SIDE

Exhibit 99.2

This Proxy may be revoked at any time prior to its exercise. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement and prospectus relating to the Special Meeting.

Please sign your name exactly as it appears on the label affixed. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

Dated: , 2025

Signature

Printed Name:

Title, if applicable:

Signature, if held jointly

Printed Name:

Title, if applicable:

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE

ENCLOSED POSTAGE-PREPAID ENVELOPE.